Exhibit 99.2

DIACRIN, INC.
BALANCE SHEETS

	December 31,	June 30,
	2002	2003

		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,189,700	$4,210,262
Short-term investments	33,484,274	34,884,765
Interest receivable and other current assets	683,473	709,488

Total current assets	38,357,447	39,804,515

Property and equipment, at cost:
Laboratory and manufacturing equipment	1,679,436	1,004,277
Furniture and office equipment	327,382	327,382
Leasehold improvements	86,597	88,968

	2,093,415	1,410,627
Less- Accumulated depreciation and amortization	1,985,364	1,349,111

	108,051	71,516

Long-term investments	7,282,169	3,465,542

Total assets	$45,747,667	$43,341,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$147,633	$83,597
Accrued expenses	726,168	1,784,043
Deferred revenue — related party	32,483	4,258
Deferred Revenue—other	1,755,000	1,608,750

Total current liabilities	2,661,284	3,480,648

Stockholders’ equity:
Preferred stock, $.01 par value, authorized— 5,000,000 shares; none issued and outstanding	—	—
Common stock, $.01 par value; authorized— 30,000,000 shares; issued and outstanding — 17,937,204 and 18,082,449 shares at December 31, 2002 and June 30, 2003	179,372	180,824
Additional paid-in capital	101,401,822	101,685,893
Accumulated deficit	(58,494,811)	(62,005,792)

Total stockholders’ equity	43,086,383	39,860,925

Total liabilities and stockholders’ equity	$45,747,667	$43,341,573

     The accompanying notes are an integral part of these financial statements.

DIACRIN, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months		Six Months
	Ended June 30		Ended June 30,

	2002	2003	2002	2003

Revenues:
Research and development — related party	$46,853	$9,600	$79,441	$16,959
Research and development — other	—	73,250	—	146,250

Total research and development revenue	46,853	82,850	79,441	163,209

Operating Expenses:
Research and development	1,699,769	1,153,716	3,322,105	2,256,113
General and administrative	433,603	1,298,412	790,798	1,852,377

Total operating expenses	2,133,372	2,452,128	4,112,903	4,108,490

Other Income (Expense):
Equity in operations of joint venture	(39,175)	(12,174)	(70,585)	(53,794)
Investment income	346,126	201,962	802,739	446,291
Interest expense	(866)	—	(2,130)	—
Gain on sale of fixed assets	—	41,803	—	41,803

Total other income (expense)	306,085	231,591	730,024	434,300

Net Loss	$(1,780,434)	$(2,137,687)	$(3,303,438)	$(3,510,981)

Basic And Diluted Net Loss Per Common Share	$(.10)	$(.12)	$(.18)	$(.20)

Share Used In Computing Basic And Diluted Net Loss Per Common Share	17,937,204	17,995,653	17,937,204	17,966,590

     The accompanying notes are an integral part of these financial statements.

DIACRIN, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months
	ended June 30,

	2002	2003

Cash Flows From Operating Activities:
Net loss	$(3,303,438)	$(3,510,981)
Adjustments to reconcile net loss to net cash used in operating activities-
Depreciation and amortization	96,443	22,238
Equity in operations of joint venture	70,585	53,794
Gain on sale of fixed assets	—	(41,803)
Stock option compensation expense	—	17,804
Changes in assets and liabilities-
Interest receivable and other current assets	(55,343)	(1,015)
Accounts payable	(5,500)	(64,036)
Accrued expenses	(200,279)	998,428
Deferred revenue	4,079	(174,475)

Net cash used in operating activities	(3,393,453)	(2,700,046)

Cash Flows From Investing Activities:
Purchases of investments	(10,278,651)	(19,422,782)
Maturities of investments	21,719,253	21,838,918
Purchases of property and equipment, net	(12,810)	(3,900)
Return of capital for services provided on behalf of joint venture	26,480	5,653

Net cash provided by investing activities	11,454,272	2,452,889

Cash Flows from Financing Activities:
Principal payments on long-term debt	(65,000)	—
Proceeds from the exercise of stock options	—	267,719

Net cash (used in) provided by financing activities	(65,000)	267,719

Net Increase In Cash And Cash Equivalents	7,995,819	20,562
Cash And Cash Equivalents, beginning of period	8,534,426	4,189,700

Cash And Cash Equivalents, end of period	$16,530,245	$4,210,262

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest during the period	$2,130	$—

The accompanying notes are an integral part of these financial statements

DIACRIN, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

(1)     Operations and Basis of Presentation

     Diacrin, Inc. (“Diacrin”) was incorporated on October 10, 1989 and is developing transplantable cells for the treatment of human diseases which are characterized by cell dysfunction or cell death and for which current therapies are either inadequate or nonexistent.

     The financial statements included herein have been prepared by Diacrin, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and include, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of interim period results. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Diacrin believes, however, that its disclosures are adequate to make the information presented not misleading. The results for the interim periods presented are not necessarily indicative of results to be expected for the full fiscal year or any future periods. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in Diacrin’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)	Summary of Significant Accounting Policies

     (a)     Terumo Agreement. In September 2002, Diacrin entered into a development and license agreement with Terumo Corporation (“Terumo”). Under the terms of the agreement, Diacrin licensed to Terumo its human muscle cell transplantation technology for cardiac disease in Japan. Terumo will fund all development in Japan while Diacrin continues to independently develop its cardiac repair technology for commercialization in the U.S. and elsewhere. On October 1, 2002, Diacrin received an upfront non-refundable license fee of $2.0 million. The agreement also includes payments by Terumo to Diacrin for development milestones and a royalty on product sales. Diacrin recorded this fee as deferred revenue and recognize revenue over the development period of the agreement in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition” (“SAB 101”). SAB 101 requires companies to recognize certain upfront non-refundable fees over the period in which Diacrin completes its performance obligations under the related agreement when such fees are received in conjunction with an agreement that includes performance obligations. Determination of the length of the development period requires management’s judgment. Any significant changes in the assumptions underlying Diacrin’s estimates used while applying SAB 101 could impact Diacrin’s revenue recognition. Included in research and development revenue for the six months ended June 30, 2003 is $146,000 in revenue related to this collaboration.

     Revenue from milestone payments under which Diacrin has continuing performance obligations are recognized as revenue upon the achievement of the milestone only if all of the following conditions are met: the milestone payments are non-refundable; achievement of the milestone was not reasonably assured at the inception of the arrangement; substantive effort is involved in achieving the milestone; and the amount of the milestone is reasonable in relation to the effort expended or the risk associated with achievement of the milestone. If any of these conditions are not met, the milestone payments are deferred and recognized as revenue over the term of the arrangement as Diacrin completes its performance obligations. Payments received under these arrangements prior to the completion of the related work are recorded as deferred revenue.

     (b)     Joint Venture Agreement. In September 1996, Diacrin and Genzyme Corporation (“Genzyme”) formed a joint venture to develop and commercialize two product candidates. The joint venture is funded by Genzyme and Diacrin in accordance with the terms of the joint venture agreement. Collaborative revenue under the joint venture agreement with Genzyme is recognized as revenue to the extent that Diacrin’s research and development costs are funded by Genzyme through the joint venture. Diacrin receives non-refundable advances from the joint venture. A portion of deferred revenue at period end represents amounts received prior to recognition of revenue. Research and development costs are expensed as incurred.

     The detail of Diacrin’s investment in the joint venture for the six months ended June 30, 2003 is as follows:

June 30, 2003

Balance, beginning of quarter	$(12,857)
Contributions to joint venture	—
Return of capital	(5,653)
Funding of operations of joint venture	(53,794)

Balance, June 30, 2003	$(72,304)

     Contributions to the joint venture represent cash contributions. The return of capital represents cash payments made to Diacrin by the joint venture for research and development costs that are funded by Diacrin. Funding of operations of the joint venture represents costs incurred by Genzyme on behalf of the joint venture, which Diacrin is obligated to fund.

     A summary of the revenue and expenses from the joint venture are as follows:

	Six months ended June 30,

	2002	2003

Revenue recognized	$79,441	$16,959
Research and development expense	$105,921	$22,612
Equity in operations of joint venture	$70,585	$53,794

     (c)     Net Loss per Common Share. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per Share, basic and diluted net loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for all periods presented. Diluted weighted average shares outstanding for all periods presented exclude the potential common shares from stock options of 1,540,622 and 1,354,187 at June 30, 2002 and 2003, respectively, because to include such shares would be antidilutive.

     (d)     Stock Options. Diacrin has several stock-based compensation plans. Diacrin applies APB Opinion No. 25 “Accounting for Stock Issued to Employees” in accounting for qualifying options granted to its employees under its plans and applies Statement of Financial Accounting Standards No. 123 “Accounting for Stock Issued to Employees” (“SFAS 123”) for disclosure purposes only. The SFAS 123 disclosures include pro forma net income and earnings per share as if the fair value-based method of accounting had been used. Stock issued to non-employees is accounted for in accordance with SFAS 123 and related interpretations.

     The following are the pro forma net income and income per share, as if compensation expense for the option plans had been determined based on the fair value at the date of grant:

	Three months ended		Six months ended
	June 30		June 30,

	2002	2003	2002	2003

Net loss, as reported	(1,780,434)	(2,137,687)	(3,303,438)	(3,510,981)
Less: Total stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(152,733)	(124,783)	(305,465)	(249,556)

Pro forma net loss	(1,933,167)	(2,262,470)	(3,608,903)	(3,760,537)

Earnings per shares:
Basic and diluted—as reported	($.10)	($.12)	($.18)	($.20)

Basic and diluted — pro forma	($.11)	($.13)	$(.20)	($.21)

     The fair value of options at the date of grant were estimated using the Black-Scholes option pricing model with the following assumptions:

	Three months ended		Six months ended
	June 30		June 30

	2002	2003	2002	2003

Volatility	95%	95%	95%	95%
Expected option life years	7.5	7.5	7.5	7.5
Interest rate (risk free)	3.0	2.5	3.0	2.5
Dividends	0	0	0	0

     The effects on the six months ended March 31, 2002 and 2003 pro forma net income and net income per share of the estimated fair value of stock options and shares are not necessarily representative of the effects on results of operations in the future. In addition, the estimates made utilize a pricing model developed for traded options with relatively short lives; Diacrin’s option grants typically have a life of up to ten years and are not transferable. Therefore, the actual fair value of a stock option grant may be different from estimates. Diacrin believes that its estimates incorporate all relevant information and represent a reasonable approximation in light of the difficulties involved in valuing non-traded stock options.

     (e)      Comprehensive Income

     SFAS No. 130, Reporting Comprehensive Income (“SFAS 130”) establishes standards for reporting and display of comprehensive income and its components, including net loss and equity from non-shareholder sources, in a full set of general-purpose financial statements. There are no differences between Diacrin’s reported income and comprehensive income for all periods presented.

(3)	Cash Equivalents and Investments

     Diacrin’s cash equivalents and investments are classified as held-to-maturity and are carried at amortized cost, which approximates fair market value. Cash equivalents, short-term investments and long-term investments have maturities of less than three months, less than one year and greater than one year, respectively. Cash equivalents, short-term investments and long-term investments at December 31, 2002 and March 31, 2003 consisted of the following:

	December 31,	June 30,
	2002	2003

Cash and cash equivalents-
Cash	$400	$400
Money market mutual fund	$4,189,300	$4,209,862

	$4,189,700	$4,210,262

Short-term investments-
Corporate notes (remaining avg. mat. of 4 mos. at June 30, 2003)	$29,981,389	$34,884,765
U.S. gov’t oblig. & agencies	3,502,885	—

	$33,484,274	$34,884,765

Long-term investments-
Corporate notes (remaining avg. mat. of 13 mos. at June 30, 2003)	$7,282,169	$3,465,542

(4)	Subsequent Event

     On April 14, 2003, Diacrin entered into an Agreement and Plan of Reorganization and related Agreement and Plan Merger with GenVec, Inc., a publicly-traded company, under which Diacrin will merge into GenVec. Upon completion of the merger, each outstanding share of Diacrin’s common stock would be exchanged for 1.5292 shares of GenVec common stock. The merger is expected to close in the third quarter of 2003, subject to the satisfaction of closing conditions, including receipt of Diacrin and GenVec stockholder approval.

(5)	New Accounting Pronouncements

     In May 2003, the FASB issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 is not expected to have a material effect on Diacrin’s financial statements.

Report of Independent Public Accountants

To the Board of Directors and Stockholders of
Diacrin, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Diacrin, Inc. at December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. The financial statements of Diacrin, Inc. as of December 31, 2001, and for each of the two years in the period ended December 31, 2001 were audited by other independent accountants who have ceased operations. Those independent accountants expressed an unqualified opinion on those financial statements in their report dated February 21, 2002.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 21, 2003

The following report is a copy of a report issued by Arthur Andersen LLP and has not been reissued by Arthur Andersen LLP.

Report of Independent Public Accountants

To the Board of Directors of
Diacrin, Inc.:

     We have audited the accompanying balance sheets of Diacrin, Inc. (a Delaware corporation) as of December 31, 2000 and 2001 and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of Diacrin, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diacrin, Inc. as of December 31, 2000 and 2001 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Boston, Massachusetts
February 21, 2002

DIACRIN, INC.
BALANCE SHEETS

	At December 31,

	2001	2002

ASSETS
Current assets:
Cash and cash equivalents	$8,534,426	$4,189,700
Short-term investments	33,410,736	33,484,274
Interest receivable and other current assets	668,020	683,473

Total current assets	42,613,182	38,357,447

Property and equipment, at cost:
Laboratory and manufacturing equipment	1,660,963	1,679,436
Furniture and office equipment	324,913	327,382
Leasehold improvements	77,529	86,597

	2,063,405	2,093,415
Less — Accumulated depreciation and amortization	1,861,110	1,985,364

	202,295	108,051

Long-term investments	7,782,035	7,282,169
Investment in joint venture	83,984	—

Total other assets	7,866,019	7,282,169

Total assets	$50,681,496	$45,747,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$117,663	$147,633
Accrued expenses	1,269,278	726,168
Deferred revenue-related party	29,238	32,483
Deferred revenue-other	—	1,755,000
Current portion of long-term debt	119,167	—

Total current liabilities	1,535,346	2,661,284

Commitments (Notes 5 and 12)
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized — 5,000,000 shares; none issued and outstanding	—	—
Common stock, $0.01 par value; authorized — 30,000,000 shares; issued and outstanding — 17,937,204 shares at December 31, 2001 and 2002,	179,372	179,372
Additional paid-in capital	101,401,822	101,401,822
Accumulated deficit	(52,435,044)	(58,494,811)

Total stockholders’ equity	49,146,150	43,086,383

Total liabilities and stockholders’ equity	$50,681,496	$45,747,667

See accompanying notes to financial statements.

DIACRIN, INC.
STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2000	2001	2002

REVENUES:
Research and development-related party	$2,081,795	$737,290	$101,316
Research and development-other	—	—	245,000

Total research and development	2,081,795	737,290	346,316

OPERATING EXPENSES:
Research and development	5,996,550	6,350,190	6,123,580
General and administrative	1,348,072	1,624,470	1,535,507

Total operating expenses	7,344,622	7,974,660	7,659,087

OTHER INCOME (EXPENSE):
Equity in operations of joint venture	(1,368,945)	(546,562)	(103,069)
Investment income	3,124,929	3,149,543	1,358,692
Interest expense	(29,898)	(13,861)	(2,619)

Total other income (expense)	1,726,086	2,589,120	1,253,004

NET LOSS	$(3,536,741)	$(4,648,250)	$(6,059,767)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(.21)	$(.26)	$(.34)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	17,073,194	17,914,889	17,937,204

See accompanying notes to financial statements.

DIACRIN, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock
			Additional		Total
	Number of	$.01 Par	Paid-in	Accumulated	Stockholders’
	Shares	Value	Capital	Deficit	Equity

BALANCE, December 31, 1999	14,386,183	$143,862	$64,250,741	$(44,250,053)	$20,144,550
Proceeds from public offering of common stock, net of $2,765,500 financing costs	3,450,000	34,500	36,875,000	—	36,909,500
Exercise of stock options and warrants	78,521	785	248,181	—	248,966
Net loss	—	—	—	(3,536,741)	(3,536,741)

BALANCE, December 31, 2000	17,914,704	179,147	101,373,922	(47,786,794)	53,766,275
Exercise of stock options	22,500	225	27,900	—	28,125
Net loss	—	—	—	(4,648,250)	(4,648,250)

BALANCE, December 31, 2001	17,937,204	179,372	101,401,822	(52,435,044)	49,146,150
Net loss	—	—	—	(6,059,767)	(6,059,767)

BALANCE, December 31, 2002	17,937,204	$179,372	$101,401,822	$(58,494,811)	$43,086,383

See accompanying notes to financial statements.

DIACRIN, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2000	2001	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,536,741)	$(4,648,250)	$(6,059,767)
Adjustments to reconcile net loss to net cash used in operating activities —
Depreciation and amortization	213,969	209,492	124,254
Equity in operations of joint venture	1,368,945	546,562	103,069
Changes in current assets and liabilities —
Interest receivable and other current assets	(451,041)	112,386	(15,453)
Accounts payable	(29,461)	8,356	29,970
Accrued expenses	55,866	160,687	(555,967)
Deferred revenue	(94,259)	(315,230)	1,758,245

Net cash used in operating activities	(2,472,722)	(3,925,997)	(4,615,649)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in short-term investments	(5,903,423)	(10,925,061)	(73,538)
Purchases of property and equipment, net	(102,510)	(10,706)	(30,010)
(Increase) decrease in long-term investments	(18,333,856)	13,195,905	499,867
Investment in joint venture	(1,947,422)	(1,086,545)	(40,000)
Return of capital for services provided on behalf of joint venture	693,932	245,589	33,771

Net cash (used in) provided by investing activities	(25,593,279)	1,419,182	390,090

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	36,909,500	—	—
Net proceeds from the exercise of stock options and Warrants	248,966	28,125	—
Principal payments on long-term debt	(143,350)	(130,000)	(119,167)

Net cash provided by (used in) financing activities	37,015,116	(101,875)	(119,167)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,949,115	(2,608,690)	(4,344,726)
CASH AND CASH EQUIVALENTS, beginning of year	2,194,001	11,143,116	8,534,426

CASH AND CASH EQUIVALENTS, end of year	$11,143,116	$8,534,426	$4,189,700

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$30,946	$15,547	$3,148

See accompanying notes to financial statements.

DIACRIN, INC.

NOTES TO FINANCIAL STATEMENTS

(1) Operations and Basis of Presentation

     Diacrin, Inc. was incorporated on October 10, 1989 and is developing cell transplantation technology for the treatment of human diseases that are characterized by cell dysfunction or cell death and for which current therapies are either inadequate or nonexistent. Diacrin operates in a single segment.

     Diacrin is subject to risks common to companies in the biotechnology industry including, but not limited to, development by us or our competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, reliance on corporate partners to successfully research, develop and commercialize products based on our technologies, and compliance with FDA government regulations and approval requirements as well as the ability to grow our business and obtain adequate financing to fund its growth.

(2) Summary of Significant Accounting Policies

     (a)   Depreciation and Amortization. Diacrin provides for depreciation using the straight-line method by charges to operations in amounts estimated to allocate the cost of these assets over a five-year life. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

     (b)   Cash and Cash Equivalents. All highly liquid investments with original maturities of three months or less are considered cash equivalents. Cash and cash equivalent balances consist of deposits, commercial paper and investments in a money market mutual fund. At December 31, 2002 and 2001, Diacrin has classified as cash equivalents approximately $4.2 million and $8.5 million, respectively. These investments are stated at amortized cost, which approximates fair value.

     (c)   Revenue Recognition. Revenues under the collaboration agreement with Terumo Corporation (see Note 4) and the joint venture agreement with Genzyme Corporation (“Genzyme”) (see Note 5) are recognized as work is performed. Revenues related to the Terumo collaboration are recognized as Diacrin completes its performance obligations under the related agreement. Revenues under the joint venture agreement are recognized as revenue to the extent that Diacrin’s research and development costs are funded by Genzyme through the joint venture. Diacrin receives non-refundable monthly advances from the joint venture. Deferred revenue represents amounts received prior to recognition of revenue. Research and development costs are expensed as incurred.

     Revenue from milestone payments under which Diacrin has continuing performance obligations are recognized as revenue upon the achievement of the milestone only if all of the following conditions are met: the milestone payments are non-refundable; achievement of the milestone was not reasonably assured at the inception of the arrangement; substantive effort is involved in achieving the milestone; and the amount of the milestone is reasonable in relation to the effort expended or the risk associated with achievement of the milestone. If any of these conditions are not met, the milestone payments are deferred and recognized as revenue over the term of the arrangement as Diacrin completes its performance obligations. Payments received under these arrangements prior to the completion of the related work are recorded as deferred revenue.

     (d)   Income Taxes. Diacrin records income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, and operating loss and tax credit carry forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences, operating losses, or tax credit carry forwards are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Significant management judgment is required in determining Diacrin’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. Diacrin evaluates the weight of all available evidence to determine whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. See Note 11.

     (e)   Net Loss per Common Share. In accordance with SFAS No. 128, Earnings per Share, basic and diluted net loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for all periods presented. Diluted weighted average shares outstanding for all periods presented exclude the potential common shares from stock options of 1,258,247, 1,263,872 and 1,461,557 at December 31, 2000, 2001, and 2002, respectively, because to include such shares would have been antidilutive.

     (f)   Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (g)   Comprehensive Income. SFAS No. 130, Reporting Comprehensive Income (“SFAS 130”) establishes standards for reporting and display of comprehensive income and its components, including net loss and equity from non-shareholder sources, in a full set of general-purpose financial statements. There are no differences between Diacrin’s reported income and comprehensive income for all periods presented.

     (h)   Fair Value of Financial Instruments. Financial instruments consist mainly of cash and cash equivalents, short-term investments, long-term investments, accounts payable and current portion of long-term debt. The carrying amounts of these instruments approximate their fair value.

     (i)   Stock-Based Compensation. Stock options issued to employees under Diacrin’s stock option and employee stock purchase plans are accounted for under APB Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations, including FASB Interpretation No. 44 (see Note 10). All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force (EITF) Issue No. 96-18 ,Accounting for Equity Instruments that are Issued to Other than Employees.

     Statement of Financial Accounting Standards No. 123 (SFAS 123),Accounting for Stock-Based Compensation, requires that companies either recognize compensation expense for grants of stock options and other equity instruments based on fair value, or provide pro forma disclosure of net loss and net loss per share in the notes to the financial statements. At December 31, 2002, Diacrin has three stock-based compensation plans, which are described more fully in Note 10. Diacrin accounts for those plans under the recognition and measurement principles of Account Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no compensation cost has been recognized under SFAS 123 for Diacrin’s employee stock option plans.

     Had compensation cost for the awards under those plans been determined based on the grant date fair values, consistent with the method required under SFAS 123, Diacrin’s net loss and net loss per share would have been reduced to the pro forma amounts indicated below:

	For the year ended December 31,

	2000	2001	2002

Net loss applicable to common stockholders as reported	(3,536,741)	(4,648,250)	(6,059,767)
Deduct: Stock-based compensation expense determined under fair value based method for all award	(1,178,182)	(964,544)	(646,554)

Net loss applicable to common stockholders, pro forma	(4,714,923)	(5,612,794)	(6,706,321)

Basic and diluted net loss per share:
As reported	$(.21)	$(.26)	$(.34)

Pro forma	$(.28)	$(.31)	$(.37)

     (j)   Reclassification. Investment income has been reclassified in the prior period financial statements into Other Income/ (Expense) to conform to the current period presentation.

     (k)   Research and development. Research and development costs, including internal and external costs, are charged to operations as incurred. Research and development costs include personnel costs, lab and animal supplies, outside services including costs incurred by clinical centers participating in clinical trials sponsored by Diacrin, and an allocation of facilities costs and fringe benefits. Certain research and development projects are partially or completely funded by other parties. For example, Diacrin’s joint venture with Genzyme funds a portion of costs incurred related to the development of the joint venture’s product candidates. The expenses related to these funded activities are included in research and development costs.

     (l)   New Accounting Standards. In July 2002, the FASB issued SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at its fair market value when the liability is incurred, rather than at the date of an entity’s commitment to an exit plan. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS 146 has not had a material effect on Diacrin’s financial statements.

     In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34. FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit and warranty obligations. It also clarifies that at the time a company issues a guarantee, a company must recognize an initial liability for the fair value of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions of FIN 45 relating to initial recognition and measurement must be applied on a prospective basis to guarantees issued or modified after December 31, 2002. Diacrin does not expect the adoption of the initial recognition and measurement provisions in the first quarter of 2003 to have a significant impact on Diacrin’s financial condition or results of operations. The disclosure requirements of FIN 45, which are effective for both interim and annual periods that end after December 15, 2002, were adopted by Diacrin for the year ended December 31, 2002.

     In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as originally provided by SFAS No. 123, Accounting for Stock-Based Compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in both the annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The transitional requirements of SFAS 148 will be effective for all financial statements for fiscal years ending after December 15, 2002. The disclosure requirements shall be effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. The transitional disclosure requirements were adopted by us for the year ended December 31, 2002. Diacrin expects to adopt the disclosure portion of this statement for the quarter ending March 31, 2003. The application of this standard will have no impact on Diacrin’s financial position or results of operations.

     In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the entity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance it activities without additional subordinated financial support from other parties. FIN 46 is required to be applied to preexisting entities of Diacrin as of the beginning of the first quarter after June 15, 2003. FIN 46 is required to be applied to all new entities with which Diacrin becomes involved beginning February 1, 2003. Based upon the accounting guidance and other information available, Diacrin does not believe its joint venture meets the definition of a variable interest entity. Diacrin currently believes adoption of FIN 46 will not have a significant impact on Diacrin. Diacrin believes the interpretive accounting guidance necessary for FIN 46 will continue to evolve. Additional interpretive guidance could affect the accounting for its joint venture.

(3) Sale of Common Stock

     In March 2000, Diacrin completed a public offering of 3,450,000 shares of its common stock for $11.50 per share for net proceeds of approximately $36.9 million.

(4) Terumo Agreement

     In September 2002, Diacrin entered into a development and license agreement with Terumo Corporation (“Terumo”). Under the terms of the agreement, Diacrin licensed to Terumo its human muscle cell transplantation technology for cardiac disease in Japan. Terumo will fund all development in Japan while Diacrin continues to independently develop its cardiac repair technology for commercialization in the U.S. and elsewhere. On October 1, 2002, Diacrin received an upfront non-refundable license fee of $2.0 million. The agreement also includes payments by Terumo to Diacrin for development milestones and a royalty on product sales. Diacrin recorded the upfront license fee as deferred revenue and recognizes revenue over the development period of the agreement in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition” (“SAB 101”). SAB 101 requires companies to recognize certain upfront non-refundable fees over the period in which they complete their performance obligations under the related agreement when such fees are received in conjunction with an agreement which includes performance obligations. Determination of the length of the development period requires management’s judgment. Any significant changes in the assumptions underlying Diacrin’s estimates used while applying SAB 101 could impact its revenue recognition. Included in research and development revenue for the year ended December 31, 2002 is $245,000 in revenue related to performance obligations completed by December 31, 2002.

     Revenue from milestone payments under which Diacrin has continuing performance obligations are recognized as revenue upon the achievement of the milestone only if all of the following conditions are met: the milestone payments are non-refundable; achievement of the milestone was not reasonably assured at the inception of the arrangement; substantive effort is involved in achieving the milestone; and the amount of the milestone is reasonable in relation to the effort expended or the risk associated with achievement of the milestone. If any of these conditions are not met, the milestone payments are deferred and recognized as revenue over the term of the arrangement as Diacrin completes its performance obligations. Payments received under these arrangements prior to the completion of the related work are recorded as deferred revenue. If any of these conditions are not met, the milestone payments are deferred and recognized as revenue over the term of the arrangement as Diacrin completes its performance obligations.

(5) Joint Venture Agreement

     In September 1996, Diacrin and Genzyme Corporation formed a joint venture to develop and commercialize two product candidates. Under the terms of the joint venture agreement, which was effective October 1, 1996, Genzyme agreed to provide 100% of the first $10 million in funding and 75% of the following $40 million in funding for the two products. All costs incurred in excess of $50 million will be shared equally between Genzyme and Diacrin in accordance with the terms of the agreement. Any profits of the joint venture will be shared equally by the two parties. As of December 31, 2002, Genzyme had provided $33.0 million to the joint venture and Diacrin had provided $7.6 million.

     Diacrin records as research and development expense all costs related to developing the joint venture’s product candidates incurred by it on behalf of the joint venture. Diacrin recognizes research and development revenue equal to the amount of reimbursement received by it from the joint venture out of funds contributed by Genzyme. Diacrin does not recognize research and development revenue for amounts received from the joint venture out of funds it contributed. As Genzyme incurs costs on behalf of the joint venture that Diacrin is obligated to fund, it recognizes an expense in its statement of operations captioned “Equity in operations of joint venture.”

     Genzyme agreed to make financing available to Diacrin from and after the date that Genzyme provides the initial $10 million of funding to the joint venture. Genzyme agreed to make available to Diacrin an unsecured, subordinated line of credit of up to an aggregate amount of $10 million. Diacrin may draw on the line only in the event that Diacrin’s cash and cash equivalents are insufficient to fund Diacrin’s budgeted operations for a specified period of time, and the funds may be used by Diacrin only to fund capital contributions to the joint venture. The line will be available through the date five years after the date Diacrin first draws on the line, and all outstanding principal and interest will be due on that fifth anniversary. Advances will be interest-bearing, evidenced by a promissory note and subject to other considerations and the aggregate amount of draws in any calendar year may not exceed $5 million. Diacrin did not make any draws on the line through December 31, 2002.

     Diacrin accounts for its investment in the joint venture on the equity method. The detail of Diacrin’s investment in the joint venture is as follows:

	2000	2001	2002

Balance, beginning of year	$103,730	$4,785	$83,984
Contributions to joint venture	1,947,422	1,086,545	40,000
Return of capital	(693,932)	(245,589)	(33,772)
Funding of operations of joint venture	(1,352,435)	(761,757)	(103,069)

Balance, end of year	$4,785	$83,984	$(12,857)

     Contributions to the joint venture represent cash contributions. The return of capital represents cash payments made to Diacrin by the joint venture for research and development costs that are funded by Diacrin. Funding of operations of the joint venture represents costs incurred by Genzyme on behalf of the joint venture, which are funded by Diacrin.

     A summary of the revenue and expenses from the joint venture are as follows:

	2000	2001	2002

Revenue recognized	$2,081,795	$737,290	$101,316
Research and development expense	$2,775,727	$983,054	$135,087
Equity in operations of joint venture	$1,368,945	$546,562	$103,069

(6)  Cash, Cash Equivalents and Investments

     Diacrin’s cash equivalents and investments are classified as held-to-maturity and are carried at amortized cost, which approximates market value. Cash equivalents test is done at purchase date. Investments classification is determined at balance sheet date. Short-term investments and long-term investments have maturities of less than one year and greater than one year, respectively. Cash and cash equivalents, short-term investments and long-term investments at December 31, 2001 and 2002 consisted of the following:

	2001	2002

Cash and cash equivalents —
Cash	$1,003	$400
Money market mutual fund	8,533,423	4,189,300

	$8,534,426	$4,189,700

Short-term investments —
Corporate notes (remaining avg. maturity of 6 mos. at Dec. 31, 2002)	$26,651,221	$29,981,389
US Gov’t Obligation (remaining maturity of 1 month. at Dec. 31, 2002)	6,510,826	3,502,885
Commercial paper	248,689	—

	$33,410,736	$33,484,274

Long-term investments —
Corporate notes (remaining avg. maturity of 13 mos. at Dec. 31, 2002)	$4,198,142	$7,282,169
US Gov’t Obligations	3,583,893	—

	$7,782,035	$7,282,169

     During the year ended December 31, 2001 Diacrin sold two of its held-to-maturity investments due to significant evidence of deterioration in the issuers’ creditworthiness. The cost of the two investments was approximately $5.5 million and the sale resulted in a realized gain of approximately $96,000, which is included in Investment income on the statement of operations for the year ended December 31, 2001. This sale represents a change in circumstances as defined in SFAS No. 115Accounting for Certain Investments in Debt and Equity Securities and does not impact the classification of the remaining portfolio as held-to-maturity investments as Diacrin continues to have the intent and ability to hold its investments to maturity.

(7) Accrued Expenses

     Accrued expenses consisted of the following at December 31, 2001 and 2002:

	2001	2002

Accrued clinical trials costs	$499,341	$223,145
Accrued professional fees	138,364	137,879
Accrued payroll	288,813	163,000
Accrued contract research costs	98,934	72,590
Accrued other	243,826	129,554

Total	$1,269,278	$726,168

(8) Long-term Debt

     In November 1997, Diacrin entered into an unsecured term loan agreement with a bank whereby the bank loaned Diacrin $650,000 to construct a pilot manufacturing facility. The loan was paid in 60 principal installments of $10,833 commencing December 1, 1997 and ending November 1, 2002.

(9) Preferred Stock

     Diacrin has authorized 5,000,000 shares of undesignated preferred stock. Diacrin’s Board of Directors is authorized, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and rights or privileges as shall be determined by the Board of Directors. There have been no shares of preferred stock issued by Diacrin.

(10) Common Stock Options

     In 1990, Diacrin established the 1990 Stock Option Plan (the “1990 Plan”) which authorized the Board of Directors to grant incentive stock options, non-qualified stock options and stock appreciation rights to employees, directors and consultants of Diacrin for up to 800,000 shares of Diacrin’s common stock. All options granted have 10-year terms, and the majority vest in equal annual installments of 25% over four years of continued service from the date of hire or grant. In 2000, the 1990 Plan expired and no further grants have been made. All options outstanding on the expiration date remain in effect.

     In July 1994, the stockholders approved the 1994 Directors’ Stock Option Plan (the “Director Plan”) which automatically grants an option to each eligible outside director of Diacrin for the purchase of 7,500 shares of common stock at an exercise price of the then fair market value. Each option granted under the Director Plan has a 10-year term and may be exercised on a cumulative basis as to 25% of the shares on the first anniversary of the date of grant and an additional 25% at the end of each one-year period thereafter. In December 1996, the Board of Directors amended the Director Plan to automatically grant 15,000 options to each new eligible outside director. Diacrin has reserved 30,000 shares for issuance under this plan. As of December 31, 2002, there were 15,000 options outstanding under the Director Plan at a weighted average exercise price of $9.50 per share. As of December 31, 2002, there were options to purchase 13,125 shares of commons stock available for future grant under the Director Plan.

     In June 1997, the stockholders approved the 1997 Stock Option Plan (the “1997 Plan”) under which the Board of Directors is authorized to grant incentive stock options and non-qualified stock options to employees, directors and consultants of Diacrin for up to 1,200,000 shares of Diacrin’s common stock. All options granted have 10-year terms, and vest in equal annual installments of 25% over four years of continued service from the date of hire or grant. As of December 31, 2002, options to purchase 336,000 shares of common stock were available for future grant under the 1997 Plan.

The following table summarizes incentive and non-qualified stock option activity:

	Number of	Weighted average
	options	Exercise price

Balance, December 31, 1999	1,236,523	$5.14
Options granted	154,750	5.56
Options exercised	(75,526)	2.66
Options canceled	(57,500)	8.91

Balance, December 31, 2000	1,258,247	5.15
Options granted	32,000	2.18
Options exercised	(22,500)	1.25
Options canceled	(3,875)	6.27

Balance, December 31, 2001	1,263,872	5.14
Options granted	302,000	2.00
Options exercised	—	—
Options canceled	(104,315)	5.20

Balance, December 31, 2002	1,461,557	$4.49

Exercisable, December 31, 2002	1,046,557	$5.12

Exercisable, December 31, 2001	988,996	$5.08

Exercisable, December 31, 2000	860,869	$4.68

     All options have been granted at the fair market value of Diacrin’s common stock on the date of grant.

     The following table summarizes certain information about options outstanding and exercisable at December 31, 2002:

	Options outstanding

		Weighted average
	Number outstanding at	remaining	Weighted average
Range of exercise prices	December 31, 2002	contractual life	exercise price

$1.22 to $2.50	787,057	4.12	$2.09
$4.63 to $7.50	435,250	6.67	$5.76
$7.88 to $12.00	239,250	4.79	$10.06

	1,461,557		$4.49

	Options exercisable

Range of exercise	Number exercisable	Weighted average
prices	At December 31, 2002	exercise price
$1.25 to $2.50	478,057	$2.15
$4.63 to $7.50	341,250	$5.91
$7.88 to $12.00	227,250	$10.18

	1,046,557	$5.12

     Diacrin has adopted SFAS No. 123, Accounting for Stock-Based Compensation. As permitted by SFAS No. 123, Diacrin has continued to account for employee stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and has included the pro forma disclosure required by SFAS No. 123 for all periods presented.

     Pro forma information regarding net income (loss) and earnings (loss) per share is required by SFAS No. 123, and has been determined as if Diacrin had accounted for its employee and director stock options under the fair value method of SFAS No. 123. The fair-value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for 2000, 2001 and 2002: risk-free interest rates of 6.0%, 6.0% and 3.0% for 2000, 2001 and 2002; dividend yield of 0% for all years; volatility factor of the expected market price of Diacrin’s common stock of 95% for all years; and a weighted-average expected life of the options of 7.5 years for all years. The weighted average fair value of options granted in 2000, 2001 and 2002 was $4.71, $1.85 and $1.66, respectively.

     For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options’ vesting period. The aggregate fair value of options granted in 2000, 2001 and 2002 was approximately $729,000, $59,000 and $500,000, respectively. See Note 2(i).

(11) Income Taxes

     Diacrin accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Diacrin has recorded no provision for federal or state income taxes. As of December 31,2002 Diacrin has federal and state tax NOL carryforwards of $57,748,000 and $25,029,000, respectively. These NOL carryforwards begin to expire in 2005 and 2003, respectively. As of December 31, 2002 Diacrin has federal and state tax credit carryforwards of $4,926,000 and $1,721,000, respectively. These tax credit carryforwards begin to expire in 2005. The net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service.

     Net operating loss and tax credit carryforwards may be limited in the event of certain changes in the ownership interests of significant shareholders. Diacrin believes the issuance of the convertible notes payable in May 1995, as well as the initial public offering in February 1996, caused a change in ownership, as defined by the Tax Reform Act of 1986 (the “Act”). Additionally, Diacrin’s private placement in 1998 and secondary offering in 2000 may have caused a change in ownership, as defined by the Act. Ownership changes in future periods may further limit Diacrin’s ability to utilize net operating loss and tax credit carryforwards.

The components of the net deferred tax assets are approximately as follows:

	2001	2002

Loss carryforwards	$21,360,000	$21,204,000
Credit carryforwards	4,250,000	6,062,000
Other temporary differences	43,500	(3,000)

Total deferred tax assets	25,653,500	27,263,000
Less — valuation allowance	(25,653,500)	(27,263,000)

Net deferred tax asset	$—	$—

     Diacrin has determined that it is more likely than not that the deferred tax assets will not be realized, therefore, a valuation allowance has reduced all of the deferred tax assets to zero. The change in the total valuation allowance during the year ended December 31, 2002 was an increase of approximately $1,609,000 and relates to the increase in the deferred tax asset which is primarily due to the net operating loss generated during 2002.

(12) Facility Lease

     During 1991, Diacrin entered into a 10-year operating lease for a facility. In October 2000, Diacrin exercised the first of two options to extend the lease an additional five years commencing October 2001. Minimum rental payments under the lease are as follows:

Rental
Commitment

2003	$908,000
2004	908,000
2005	908,000
2006	681,000

$3,405,000

     Total rent expense for the years ended December 31, 2000, 2001 and 2002 was approximately $751,000, $758,000 and $981,000, respectively.

(13) Employment Retirement/Savings Plan

     Diacrin maintains an employee retirement/savings plan (the “Plan”) which permits participants to make tax deferred contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code. All active employees, 21 years of age or older, who have completed a calendar quarter of service are eligible to participate in the Plan. Diacrin pays all administrative costs of the Plan. During 2000, 2001 and 2002 Diacrin made discretionary contributions of $28,500, $54,700 and $57,600, respectively, to the Plan.

(14) Quarterly Results of Operations (Unaudited)

     The following table presents a condensed summary of quarterly results of operations for the years ended December 31, 2002 and 2001:

		Year Ended December 31, 2002

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Total revenue	$33	$47	$92	$174

Net loss	$(1,523)	$(1,780)	$(1,537)	$(1,220)

Basic and diluted net loss per common share	$(.08)	$(.10)	$(.09)	$(.07)

		Year Ended December 31, 2001

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenue	$383	$158	$69	$127

Net loss	$(811)	$(1,334)	$(1,175)	$(1,328)

Basic and diluted net loss per common share	$(.05)	$(.07)	$(.07)	$(.07)